Exhibit 4.2

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, NORTHSTAR REALTY FINANCE CORP., OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

NRFC NNN HOLDINGS, LLC

11.50% EXCHANGEABLE SENIOR NOTES DUE 2013

FULLY AND UNCONDITIONALLY GUARANTEED BY

NORTHSTAR REALTY FINANCE CORP.,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

AND NRFC SUB-REIT CORP.

No. 1	CUSIP: 62941QAA2

NRFC NNN HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of Eighty Million United States Dollars (U.S.$ 80,000,000) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $100,000,000 solely as a result of the issuance of Additional Securities pursuant to the terms of the Indenture and Purchase Agreement)) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on June 15, 2013 and to pay interest thereon, from May 28, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing December 15, 2008, at the rate of 11.50% per annum, until the principal hereof is due, and at the rate of 11.50% per annum, on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Issuer maintained for that purpose or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the

Trustee at least 10 Business Days prior to the payment date.  Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Interest on this Security will be based on a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date (other than an Interest Payment Date coinciding with the Final Maturity Date or Redemption Date or Change in Control Purchase Date) of this Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed until the next succeeding Business Day.  If the Final Maturity Date, Redemption Date or Change in Control Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Final Maturity Date, Redemption Date or Change in Control Purchase Date to such next succeeding Business Day.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security is exchangeable as specified on the reverse hereof.

As provided in the Indenture, the obligations of the Issuer under the Indenture and this Security are fully and unconditionally guaranteed pursuant to the Guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees and the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NRFC NNN HOLDINGS, LLC, as Issuer

By:	NRFC Sub-REIT Corp., in its capacity as managing member

By:
Name:
Title:

Trustee’s Certificate of Authentication:  This is one of the Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee

By:
Authorized Signatory

Dated:  May 28, 2008

REVERSE SIDE OF SECURITY

NRFC NNN HOLDINGS, LLC

11.50% EXCHANGEABLE SENIOR NOTES DUE 2013

FULLY AND UNCONDITIONALLY GUARANTEED
BY NORTHSTAR REALTY FINANCE CORP.,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

AND NRFC SUB-REIT CORP.

This Security is one of a duly authorized issue of securities of the Issuer designated as its “11.50% Exchangeable Senior Notes due June 15, 2013” (herein called the “Securities”), limited in aggregate principal amount not to exceed U.S. $80,000,000, as such amount may be increased, but not to an amount in excess of $100,000,000, solely as a result of the issuance of Additional Securities pursuant to the terms of the Indenture and the Purchase Agreement, issued and to be issued under an Indenture, dated as of May 28, 2008 (herein called the “Indenture”), between the Issuer, NorthStar Realty Finance Corp. (“NRF”), NorthStar Realty Finance Limited Partnership (“NRF LP”) and NRFC Sub-REIT Corp. (“Sub-REIT”), as Guarantors (each of NRF, NRF LP and Sub-REIT, a “Guarantor” and, together, the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee.  Upon such surrender by the Holder, the Issuer will issue and the Trustee will authenticate the new Securities in the requested denominations.  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.             PAYING AGENT, EXCHANGE AGENT AND REGISTRAR

Initially, the Trustee shall act as Paying Agent, Exchange Agent and Registrar of the Securities.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Wilmington, Delaware as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer in respect of this Security or the Indenture may be served and where the Securities may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture.

2.             REDEMPTION BY THE ISSUER

The Issuer shall not have the right to redeem any Securities prior to June 15, 2011, except as provided in this paragraph.  If, (i) at any time, the Issuer determines it is necessary to redeem the Securities in order to preserve the qualification of NRF as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or (ii) on or after June 15, 2011, during any period of 30 consecutive trading days, the closing sale price of a share of NRF’s common stock is greater than or equal to 130% of the exchange price at the beginning of such period for at least 20 trading days within such period of 30 consecutive trading days, the Issuer may redeem all of the Securities then outstanding at 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.             REPURCHASE AT OPTION OF HOLDER

If a Change in Control occurs, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder’s Securities having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Issuer in the Issuer Notice (which date shall be no earlier than 30 days and no later than 40 days after the date of such Issuer Notice) for cash equal to the 100% of the principal amount of the Securities to be repurchased plus unpaid interest accrued thereon to but excluding the Change in Control Purchase Date (the “Change in Control Purchase Price”) by delivering a Change in Control Purchase Price Notice to the Trustee or any Paying Agent no later than the close of business on the second business day prior to the Change in Control Purchase Date. A Change in Control Purchase Price notice is irrevocable and may not be withdrawn.

If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date or the Business Day following such date, then, on and after such date and set forth in the Indenture, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Securities).

4.             EXCHANGE OF SECURITY FOR COMMON STOCK

The Securities shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 83.3333 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain circumstances as specified in the Indenture.  Securities tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Securities on such Interest Payment Date; provided, however, that no such payment of interest shall be required (1) if such Securities have been called for redemption on a Redemption

Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) in connection with a Change in Control and the Issuer has specified a Change in Control Purchase Date that is after such Regular Record Date and prior to such Interest Payment Date, (3) if the Regular Record Date is the last Regular Record Date prior to Maturity of the Securities or (4) with respect to overdue interest if any overdue interest exists at the time of exchange with respect to such notes.

To exchange the Securities, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Securities that are in certificated form, surrender the Securities to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Securities shall have been tendered for exchange.  A holder of a beneficial interest in a Global Security must comply with the Applicable Procedures of the Depositary in connection with an exchange.

If a Holder has delivered a Change in Control Purchase notice requiring the Issuer to repurchase all or a portion of this Security pursuant to paragraph 3 hereof then this Security (or portion hereof subject to such Change in Control Purchase notice) may not be exchanged.

5.             RANKING

The Securities are senior unsecured obligations of the Issuer and shall rank equally in right of payment with all other senior unsecured indebtedness of the Issuer from time to time outstanding.

6.             DENOMINATIONS; TRANSFER; EXCHANGE

(a)           This Security is issuable only in fully registered in denominations of $1,000 and integral multiples thereof.  This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the Corporate Trust Office of the Trustee or in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.  Upon due presentment for registration of transfer of this Security at the Corporate Trust Office of the Trustee, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.  In the event of any redemption in part, the Issuer shall not be required to:  (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, or repurchase of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

7.             PERSONS DEEMED OWNERS

The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Issuer, any Guarantor or the Trustee nor any authorized agent of the Issuer, any Guarantor or the Trustee shall be affected by any notice to the contrary, except as required by law.

8.             ADDITIONAL RIGHTS OF HOLDERS

In addition to the rights provided to Holders of Securities under the Indenture and each Guarantee endorsed hereon, the Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of May 28, 2008 (the “Registration Rights Agreement”) by and between NRF and the Initial Purchasers with respect to resales of the shares of Common Stock, if any, issuable upon exchange of the Securities.  A copy of the Registration Rights Agreement is available to any Holder of Securities upon request to the Issuer.

If a Registration Default, as defined in the Registration Rights Agreement, occurs and is continuing during a period of time that the Securities are exchangeable for shares of Common Stock, liquidated damages consisting solely of additional interest (“Liquidated Damages”) will be paid to Holders entitled to interest payments on such dates semi-annually in arrears on each Interest Payment Date and will accrue from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured at a rate per annum equal to one-quarter of one percent (0.25%) of the outstanding principal amount of the Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) of the outstanding principal amount thereof from and after the 91st day following such Registration Default.

In no event will any additional interest on the Securities exceed the rate per annum of one-half of one percent (0.50%) of the outstanding principal amount thereof. The Issuer will not pay Liquidated Damages on any Security after it has been exchanged for the shares of Common Stock. If a Security ceases to be outstanding during any period for which additional interest is accruing, the Issuer will prorate the Liquidated Damages to be paid with respect to that Security.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

9.             MODIFICATION AND AMENDMENT; WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class).  The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby.  Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.  Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.           DEFAULTS AND REMEDIES

(a)           The Indenture sets forth events that constitute an Event of Default under the Indenture.  If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Securities in the manner and with the effect provided in the Indenture.  If certain bankruptcy or insolvency events occur and continue with respect to the Issuer, the Guarantors, or certain Subsidiaries of the Issuer or the Guarantors, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.

(b)           Notwithstanding anything in paragraph (a) of this section, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure by the Issuer to comply with the obligation to provide certain reports as set forth in Section 5.03(b) of the Indenture, will for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive additional interest on the Securities equal to 0.25% per annum of the outstanding principal amount of the Securities.  If the Issuer so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  The additional interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 90th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 90th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 90th day), the Securities will be subject to acceleration as provided above.  In the event the Issuer does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

(c)           In order to elect to pay the additional interest in accordance with paragraph (b) of this section, the Issuer must notify all Holders, the Trustee and the Paying Agent of such election.  Upon the failure of the Issuer to give timely such notice or pay the additional interest specified in paragraph (b) of this section, the Securities will be subject immediately to acceleration as provided in paragraph (a) of this section.

11.           WITHOLDING

To the extent the Issuer determines in its sole discretion that the Issuer is required to withhold any taxes with respect to a deemed payment or distribution with respect to this Security on account of an adjustment to the Exchange Rate, the Issuer shall withhold such amount from payments otherwise due hereunder to the Holder of such Security and report such withholding to the Holder if and as required by law.  Any amount withheld by the Issuer pursuant to Section 5.01(c) of the Indenture with respect to this Security shall be treated for all purposes of the Indenture and this Security as if it had been paid directly to the Holder hereof.

12.           TRUSTEE DEALINGS WITH THE ISSUER AND THE GUARANTORS

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Guarantors or an Affiliate of the Issuer or a Guarantor with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

13.           CALCULATIONS IN RESPECT OF THE SECURITIES

Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Issuer.  All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Securities and the Holders of the Securities absent manifest error.  The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification.  The Trustee shall forward calculations made by the Issuer to any Holder of Securities upon request.

14.           GOVERNING LAW

The Indenture and this Security shall be governed by and construed in accordance with the internal laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

EXCHANGE NOTICE

To exchange this Security for Common Stock of NRF, check the box:

To exchange only part of this Security for Common Stock of NRF, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000):  $              .

The undersigned Holder of this Security hereby irrevocably exercises the option to exchange this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share, any Interest Make-Whole Payment, if and as applicable and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, redemptions or purchases of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:          11.50% Exchangeable Senior Notes due 2013 (the “Securities”) of NRFC NNN Holdings, LLC.

This certificate relates to $         principal amount of Securities owned in (check applicable box)

☐ book-entry or ☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.14 of the Indenture dated as of May 28, 2008 among NRFC NNN Holdings, LLC, as Issuer, NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust Company, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to (check applicable box):

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Issuer, a Guarantor or a Subsidiary (as defined in the Indenture) of the Issuer or a Guarantor.

☐

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

The Transferor hereby acknowledges and agrees that its obligation to indemnify the Issuer, each Guarantor and the Trustee under the Indenture against any liability that may result from the transfer described herein being in violation of the Indenture and/or applicable United States federal or state securities laws shall survive the transfer described herein.

Date:
(Insert Name of Transferor)